UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 10, 2021

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 8.01 Other Events.
On August 10, 2021, Nelnet, Inc. (the “Company”) repurchased, in a privately negotiated transaction under the Company’s existing stock repurchase program, a total of 337,717 shares of the Company’s Class A common stock (the “Repurchased Shares”) from the Stephen F. Butterfield GST Non-Exempt Marital Trust, an estate planning trust for the family of Stephen F. Butterfield, including Shelby J. Butterfield, a significant shareholder of the Company, and various other estate planning trusts for the children of Ms. Butterfield. The shares were repurchased at a discount to the closing market price of the Company's Class A common stock as of August 9, 2021, and the transaction was separately approved by the Company’s Board of Directors ("Board"), and the Board's Nominating and Corporate Governance Committee. Immediately prior to the Company’s repurchase of the Repurchased Shares, certain of the Repurchased Shares were shares of the Company’s Class B common stock that were converted by the trusts to shares of Class A common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: August 11, 2021                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer